This document is an English translation of the original Chinese version. In the event of any discrepancy, the original language version shall prevail.

Purchase Contract for a Bulk Commodity Intelligent Management Integrated System Software

Contract No.: [FM-2023-0505]
Date of Contract Signing: 2023-05-16

- Party A (Buyer): Formosa (Hong Kong) Co., Ltd.
  Business Registration No.: 67611763
  Tel: +852 60686572
  Authorized Director: Yang Haichun

- Party B (Seller): Tonghetianxia Software Technology Services (Shanghai) Co., Ltd.
  Unified Social Credit Code: 9131023MA7B3K4W8C
  Tel: 18951709595
  Legal Representative: Yang Ming

Article 1 Definitions and Terms

Subject Matter: The software developed by Party B, namely the **Bulk Commodity Intelligent Management Integrated System** (hereinafter referred to as the "System Software"). The core functions of the System Software include: a data middle platform (supporting access to and preprocessing of bulk commodity market data and upstream/downstream industry chain fundamental data), and an AI model development layer (integrating LSTM, random forest, and other algorithms, supporting drag-and-drop modeling).

Technical Deliverables: Source code of the System Software; software documentation such as algorithm principles and input/output parameter specifications.

3. Intellectual Property: Refers to all intellectual achievements related to the System Software, including copyrights, patent rights, trade secrets, and similar rights.

Article 2 Intellectual Property Terms

1. Ownership of Rights

- Party B confirms that the System Software it developed has not applied for copyright, patent rights, or any other intellectual property rights in any country/region, and that it does not infringe the intellectual property rights of any third party.
- Through this Contract, Party A obtains the following rights:
  - (a) a ten-year exclusive right to use the System Software;
  - (b) the right to further develop, modify, and optimize the System Software;
  - (c) the right to integrate the System Software with Party A's own modules.

2. Warranty Against Defects in Rights

- Party B undertakes that:
  - (a) the System Software was independently developed by Party B and does not copy or reproduce any third-party code;
  - (b) if Party A suffers losses due to defects in rights in the System Software (such as third-party infringement claims), Party B shall bear full compensation liability, including attorneys' fees, damages, and other related costs.

Article 3 Technical Delivery, Acceptance, Purchase Price, and Payment

1. Deliverables

- Party B shall, within 30 working days after the Contract signing, deliver the following technical materials to Party A:
  - (a) complete source code of the System Software;
  - (b) algorithm principles and input/output parameter specifications.

2. Acceptance Standards

- Party A shall be deemed to have accepted the deliverables when:
  - (a) the System Software is confirmed on-site by Party A's technical personnel;
  - (c) Party B provides at least 6 months of free technical support.

The purchase price is RMB 1,500,000.00 (one million five hundred thousand yuan), and payment shall be made within 3 working days after delivery acceptance. The payment shall be made to the account designated by Party B.

Article 4 Technical Support and Maintenance

1. **Maintenance Period:** Within 12 months after the Contract is signed, Party B shall provide free technical support (response time not exceeding 4 hours).
2. **Upgrade Clause:** If Party B makes major updates to the System Software in the future (such as adjustments to core parameters), it shall notify Party A in writing at least 30 days in advance and provide a free upgrade package.

Article 5 Liability for Breach

1. **Late Delivery:** For each day of delay, Party B shall pay liquidated damages equal to 0.1% of the total Contract amount (not exceeding 20% of the Contract amount in total).
2. **Defects in Rights:** If Party A is claimed against due to infringement by the System Software, Party B shall bear in full the compensation amount and all reasonable expenses incurred by Party A in connection therewith.
3. **Confidentiality Obligation:** Both parties shall strictly keep confidential the contents of this Contract and the technical details, and shall not disclose them to any third party without the other party's written consent.

Article 6 Other Important Terms

1. **Force Majeure:** If performance is hindered by force majeure events such as natural disasters or war, the affected party may be exempt from liability, provided that it promptly notifies the other party.
2. **Dispute Resolution:** If the parties fail to resolve a dispute through negotiation, the matter shall be submitted to the Hong Kong International Arbitration Centre (HKIAC) for arbitration, and Hong Kong law shall apply.

This Contract shall become effective upon signature and seal by both parties. It is made in two copies, each having equal legal effect.

Party A (Buyer): Formosa (Hong Kong) Co., Ltd.
Authorized Director:
Date: 2023-05-16

Party B (Seller): Tonghetianxia Software Technology Services (Shanghai) Co., Ltd.
Legal Representative:
Date: 2023-05-16

大宗商品智能管理集成系統軟體購買合同

合同編號: 【FM-2023-0505】
合同簽訂日期: 2023-05-16

• 甲方（買方）: 福爾摩沙(香港)有限公司
商業登記證號碼: 67611763
電話: +852 60686572
授權董事: 楊海春

• 乙方（賣方）: 通和天下軟體技術服務(上海）有限公司
信用代碼: 9131023MA7B3K4W8C
電話: 18951709595
法定代表人: 楊銘

第一條 定義與術語

1. 標的物: 乙方開發的【大宗商品智能管理集成系統】軟體（以下簡稱"系統軟體"）。系統軟體核心功能: 數據中臺(支持大宗商品行情數據，產業鏈基本面數據接入與預處理),AI 模型開發層(集成 LSTM，隨機森林等演算法，支持拖拽式建模)

2. 技術交付物: 系統軟體源代碼; 演算法原理、輸入輸出參數說明等軟體說明;。

3. 知識產權: 指系統軟體相關的著作權、專利權、商業秘密等一切智力成果。

第二條 知識產權條款

1. 權利歸屬

• 乙方確認: 其開發的系統軟體未在任何國家/地區申請著作權、專利權或其他知識產權，且不存在侵犯第三方知識產權的情形。

• 甲方通過本合同獲得以下權利:

（a）對系統軟體的十年期、獨佔性使用權；

（b）對系統軟體進行二次開發、修改、優化的權利；

（c）將系統軟體與甲方自有模組集成的權利。

2. 權利瑕疵擔保

• 乙方承諾：

（a）系統軟體為其獨立開發，未抄襲、複製任何第三方代碼；

（b）若因系統軟體存在權利瑕疵（如第三方侵權主張）導致甲方損失，乙方應承擔全額賠償責任（含律師費、賠償金等）。

第三條 技術交付驗收、购买价格及支付

1. 交付內容

• 乙方應在合同簽訂後 30 個工作日內，向甲方交付以下技術資料：

（a）系統軟體完整源代碼；

（b）演算法原理、輸入輸出參數說明；

2. 驗收標準

• 甲方驗收通過條件：

（a）系統軟體由甲方技術人員現場交付確認

（c）乙方提供至少 6 個月的免費技術支持。

3. 购买价格为人民币一百五十万整 CNY1,500,000.00,交付验收后 3 个工作日内支付。支付方

式支付给乙方指定账户。

第四條 技術支持與維護

1. 維保期: 合同簽訂後 12 個月內，乙方提供免費技術支持（回應時間≤4 小時）。

2. 升級條款: 若乙方後續對系統軟體進行重大更新（如核心參數調整），需提前 30 日書面通

知甲方，並提供免費升級包。

第五條 違約責任

1. 逾期交付：每延遲 1 日，乙方按合同總金額的 0.1%支付違約金（最高不超過合同金額 20%）。

2. 權利瑕疵：若因系統軟體侵權導致甲方被索賠，乙方應全額承擔賠償金及甲方為此支出的合理費用。

3. 保密義務：雙方對合同內容及技術細節嚴格保密，未經對方書面同意不得向第三方披露。

第六條 其他重要條款

1. 不可抗力：因自然災害、戰爭等不可抗力導致履約受阻，受影響方可免責但需及時通知對方。

2. 爭議解決：雙方協商不成時，提交香港國際仲裁中心（HKIAC）仲裁，適用香港法律。

3. 合同生效：自雙方簽署蓋章後生效，一式兩份，具有同等法律效力。

甲方（買方）：福爾摩沙(香港)有限公司

授權董事：[redacted]

日期：2023-05-16

乙方（賣方）：通和天下軟體技術服務(上海）有限公司

法定代表人：[redacted]

日期：2023-05-16[redacted]
